                                                                    EXHIBIT 11.1

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                 USA TRUCK, INC.

--------------------------------------------------------------------------------



                                                        Three Months Ended              Nine Months Ended
                                                           September 30,                   September 30,
                                                  ----------------------------     ----------------------------
                                                      2002            2001             2002            2001
                                                  ------------    ------------     ------------    ------------
Numerator:
   Net income                                     $  1,271,086    $    589,287     $  2,075,088    $    462,935
                                                  ============    ============     ============    ============

Denominator:
   Denominator for basic earnings per share-
   Weighted average shares                           9,315,007       9,235,520        9,297,587       9,240,333

   Effect of dilutive securities - Employee
   stock options                                        44,055          41,701           44,055          41,331
                                                  ------------    ------------     ------------    ------------

   Denominator for diluted earnings per share-
     Adjusted weighted average and
     assumed conversions                             9,359,062       9,277,221        9,341,642       9,281,664
                                                  ============    ============     ============    ============

Basic earnings per share                          $        .14    $        .06     $        .22    $        .05
                                                  ============    ============     ============    ============

Diluted earnings per share                        $        .14    $        .06     $        .22    $        .05
                                                  ============    ============     ============    ============